Important Merrill Lynch Proxy Materials Requiring Immediate Attention
                          Debt Strategies Fund, Inc.
                      Senior High Income Portfolio, Inc.
                    Preferred Income Strategies Fund, Inc.

Dear Shareholders:

You have previously received proxy material dated June 15, 2006 with respect to shareholder meetings to be held on August 15, 2006. Please note the following additions:

Addition to page 11, under the caption "Comparison of Current Investment Advisory Agreements to the New Investment Advisory Agreements--Fees" and page H-3 under the caption "Fees"

Debt Strategies Fund, Inc., Senior High Income Portfolio, Inc. and Preferred Income Strategies Fund, Inc. should be added to the list of Funds which pay an advisory fee based on the fund's net assets plus the proceeds of any borrowings or debt for leverage purposes.

If you have not already done so, please review and vote your proxy today!

By Touch-tone: Please refer to the "800" number printed on your voting instruction form.

By Internet: Visit www.proxyvote.com. Once there, enter the 12-digit control number located on your proxy card.

By Mail:  Simply return your executed proxy card in the envelope provided.